Exhibit 99.2

AMEREN CORPORATION (AEE)

CONSOLIDATED STATEMENT OF INCOME

(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2010	2009

Operating Revenues:
Electric	$1,440	$1,395
Gas	476	521

Total operating revenues	1,916	1,916

Operating Expenses:
Fuel	293	274
Purchased power	271	233
Gas purchased for resale	333	383
Other operations and maintenance	416	421
Depreciation and amortization	187	174
Taxes other than income taxes	118	110

Total operating expenses	1,618	1,595

Operating Income	298	321

Other Income and Expenses:
Miscellaneous income	22	16
Miscellaneous expense	7	4

Total other income	15	12

Interest Charges	132	118

Income Before Income Taxes	181	215

Income Taxes	75	70

Net Income	106	145

Less: Net Income Attributable to Noncontrolling Interests	4	4

Net Income Attributable to Ameren Corporation	$102	$141

Earnings per Common Share - Basic and Diluted	$0.43	$0.66

Average Common Shares Outstanding	237.6	212.7

AMEREN CORPORATION (AEE)

CONSOLIDATED BALANCE SHEET

(Unaudited, in millions)

	March 31, 2010	December 31, 2009
ASSETS
Current Assets:
Cash and cash equivalents	$360	$622
Accounts receivable - trade, net	500	424
Unbilled revenue	253	367
Miscellaneous accounts and notes receivable	319	318
Materials and supplies	635	782
Mark-to-market derivative assets	233	121
Current regulatory assets	242	110
Other current assets	116	98

Total current assets	2,658	2,842

Property and Plant, Net	17,671	17,610
Investments and Other Assets:
Nuclear decommissioning trust fund	307	293
Goodwill	831	831
Intangible assets	124	129
Regulatory assets	1,427	1,430
Other assets	670	655

Total investments and other assets	3,359	3,338

TOTAL ASSETS	$23,688	$23,790

LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$204	$204
Short-term debt	-	20
Accounts and wages payable	427	694
Taxes accrued	94	54
Interest accrued	165	110
Customer deposits	97	101
Mark-to-market derivative liabilities	254	109
Current regulatory liabilities	87	82
Current accumulated deferred income taxes, net	93	38
Other current liabilities	219	299

Total current liabilities	1,640	1,711

Credit Facility Borrowings	630	830
Long-term Debt, Net	7,113	7,113
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	2,604	2,554
Accumulated deferred investment tax credits	92	94
Regulatory liabilities	1,340	1,338
Asset retirement obligations	435	429
Pension and other postretirement benefits	1,181	1,165
Other deferred credits and liabilities	543	496

Total deferred credits and other liabilities	6,195	6,076

Ameren Corporation Stockholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,437	5,412
Retained earnings	2,466	2,455
Accumulated other comprehensive loss	(4)	(16)

Total Ameren Corporation stockholders’ equity	7,901	7,853
Noncontrolling Interests	209	207

Total equity	8,110	8,060

TOTAL LIABILITIES AND EQUITY	$23,688	$23,790

AMEREN CORPORATION (AEE)

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in millions)

	Three Months Ended
	March 31,
	2010	2009

Cash Flows From Operating Activities:
Net income	$106	$145
Adjustments to reconcile net income to net cash provided by operating activities:
Net mark-to-market gain on derivatives	(31)	(51)
Depreciation and amortization	190	176
Amortization of nuclear fuel	13	12
Amortization of debt issuance costs and premium/discounts	9	4
Deferred income taxes and investment tax credits, net	70	32
Other	(9)	(1)
Changes in assets and liabilities:
Receivables	37	130
Materials and supplies	148	185
Accounts and wages payable	(177)	(245)
Taxes accrued	40	29
Assets, other	(32)	29
Liabilities, other	11	100
Pension and other postretirement benefits	30	36
Counterparty collateral, net	(23)	(41)
Taum Sauk costs, net of insurance recoveries	(1)	(24)

Net cash provided by operating activities	381	516

Cash Flows From Investing Activities:
Capital expenditures	(289)	(424)
Nuclear fuel expenditures	(23)	(3)
Purchases of securities - nuclear decommissioning trust fund	(60)	(203)
Sales of securities - nuclear decommissioning trust fund	56	200
Purchases of emission allowances	-	(2)
Other	(1)	-

Net cash used in investing activities	(317)	(432)

Cash Flows From Financing Activities:
Dividends on common stock	(91)	(82)
Capital issuance costs	-	(3)
Dividends paid to noncontrolling interest holders	(2)	(8)
Short-term and credit facility borrowings, net	(220)	(177)
Issuances:
Common stock	20	28
Long-term debt	-	349
Generator advances for construction received (refunded), net	(33)	21

Net cash provided by (used in) financing activities	(326)	128

Net change in cash and cash equivalents	(262)	212
Cash and cash equivalents at beginning of year	622	92

Cash and cash equivalents at end of period	$360	$304